Exhibit 99.2

GD Culture Group Limited Announces Formation of Special Committee to Evaluate Preliminary Non-Binding Going-Private Proposal

JERSEY CITY, N.J., May 6, 2026 (GLOBE NEWSWIRE) -- GD Culture Group Limited (Nasdaq: GDC) (the “Company” or “GDC”) today announced that its board of directors (the “Board”) has formed a special committee (the “Special Committee”) consisting of three disinterested, independent directors, namely Lei Zhang, Yun Zhang, and Shuaiheng Zhang, to evaluate and consider the preliminary non-binding proposal letter, received on May 1, 2026 (the “Proposal”) from the consortium formed by Wealthy Concord Limited and East Valley Technology Limited that proposes a going-private transaction for US$10.75 per share in cash of the Company’s common stock (the “Transaction”).

The Special Committee is authorized to retain advisors, including independent legal and financial advisors, to assist it in its review and evaluation of the proposed Transaction.

The Company cautions its shareholders and others considering trading in its securities that the Board has just received the Proposal and has not had an opportunity to carefully review and evaluate the Proposal or make any decision with respect to the Company’s response to the proposal. There can be no assurance that any definitive offer will be received, that any definitive agreement will be executed, or that the proposed transaction or any other similar transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

About GD Culture Group Limited

GD Culture Group Limited is a Nevada corporation and holding company. The Company is currently undergoing a strategic transition toward leveraging its artificial intelligence and virtual content generation technologies to enter the interactive reading and narrative entertainment market. The Company’s main businesses include AI-driven digital human technology. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on beliefs and assumptions and on information currently available to the Company.

In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words.

Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including statements regarding the preliminary non-binding proposal received by the Company, the proposed purchase price, the potential formation of a special committee, the potential negotiation or execution of definitive agreements, the potential completion of the proposed transaction or any other similar transaction, the potential benefits of any proposed transaction, and the Company’s strategic direction, are forward-looking statements.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others, the risk that the Board may reject the proposal; the risk that any special committee, if formed, may determine not to pursue the proposal; the risk that the consortium may amend, modify, revise or withdraw the proposal; the risk that no definitive agreement will be executed; the risk that financing may not be obtained; the risk that required regulatory, shareholder or other approvals may not be obtained; changes in market conditions; changes in the Company’s capitalization; and other risks described in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements in this communication speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. In addition, risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

The Company cannot assure you that the forward-looking statements in this communication will prove to be accurate. There may be additional risks that the Company presently does not know or that the Company currently does not believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all.

Except as required by applicable law, the Company does not have any duty to, and does not intend to, update or revise the forward-looking statements in this communication after the date of this communication. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this communication.

For more information, please contact:

GD Culture Group Limited

Investor Relations Department

Email: ir@gdculturegroup.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com